                                  Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



To MedQuist, Inc.:


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Form S-8 Registration Statements File Nos. 333-09541, 333-09543, 333-66447, 333-85743,
Form S-4 Registration Statements File Nos. 333-57265, 333-066447, Form S-3 Registration Statement Nos. 333-58113, 333-69687, 333-75005, 333-86443.





Philadelphia, PA
   March 28, 2000